                                                                 Exhibit 10.30

                               SUBLEASE AGREEMENT

     THIS SUBLEASE is made and entered into as of the 20th day of April, 2000 by and between Ebix.com, Inc., formerly known as Delphi Information Systems, Inc. (the "Sublandlord"), and Pepsi-Cola General Bottlers, Inc. (the "Subtenant").

WITNESSETH

Sublandlord, as Tenant, has entered into a lease dated September 1998 with LaSalle National Bank, N.A. as Trustee under Trust Agreement dated August 27, 1982 and known as Trust #105272, as Landlord (the "Lease") for 20,686 square feet of rentable space designed on the plan attached as Exhibit A (the "Premises") in the building located 3501 Algonquin Road, Rolling Meadows, Illinois (the "Building") for a term ending September 30, 2003. A copy of the Lease is attached hereto as Exhibit B.

Sublandlord has legally changed its corporate name from Delphi Information Systems, Inc. to Ebix.com, Inc.

Sublandlord desires to sublease the Premises to Subtenant and Subtenant desires to sublease the Premises from Sublandlord upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual convenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   DEMISE/PREMISES/TERM

     Section 1 of the Lease shall not be applicable to this Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Premises for a term commencing on June 1, 2000, and ending at 11:59 p.m. Chicago, Illinois time on September 30, 2003 (such term shall hereinafter be referred to as the "Sublease Term'). Beginning at the time this Sublease shall become fully executed and continuing until commencement of the Sublease Term, Sublandlord shall, at no cost to Subtenant, provide Subtenant with access to the Premises for purposes of delivering furniture to the Premises, installing telephone and data systems to the Premises and the like. Prior to commencement of the Sublease term Sublandlord will permit Subtenant after hours access to the Premises from 5:00 PM to 6:00 AM to make alterations to the space, provided these alterations are approved by the Landlord and that Subtenant will use its best efforts to not to disrupt Ebix.com's business. Subtenant will indemnify Ebix.com for any repair costs necessitated by Subtenant's alterations.

2.   GROSS RENT

     Section 2 of the Lease shall not be applicable to this Sublease. Subtenant agrees to pay Sublandlord a consideration of One Million, Two Hundred Seventy One Thousand, Two Hundred Ninety Two and 61/100 ($1,271,292.61), for the entire term hereinafter referred to as "Gross Rent", in Forty (40) monthly installments as hereinafter set forth below. Subtenant agrees to pay Sublandlord "Incentive Rent" at the rate of $1,034.60 per day, for each day prior to June 1st 2000 that the Sublandlord can completely vacate the Premises. Sublandlord must provide written notification to Subtenant that Sublandlord has completely vacated the Premises to receive the Incentive Rent.

     1. For the twelve (12) month period from June 1, 2000 to May 31, 2001 the Subtenant shall pay to Sublandlord twelve (12) monthly installments of Thirty One Thousand, Twenty Nine and 00/100 Dollars ($31,029.00). (Rent is based on $18.00 psf per year).

     2. For the twelve (12) month period from June 1, 2001 to May 31, 2002 the Subtenant shall pay to Sublandlord twelve (12) monthly installments of Thirty One Thousand, Six Hundred Forty Nine and 58/100 Dollars ($31,649.58) each. (Rent is based on $18.36 psf per year).

     3. For the twelve (12) month period from June 1, 2002 to May 31, 2003 the Subtenant shall pay to Sublandlord twelve (12) monthly installments of Thirty Two Thousand, Two Hundred Eighty Seven and 40/100 Dollars ($32,287.40) each. (Rent is based on $18.73 psf per year).

     4. For the four (4) month period from June 1, 2003 to September 30, 2003 the Subtenant shall pay to Sublandlord four (4) monthly installments of Thirty Two Thousand Nine Hundred Twenty Five and 22/100 Dollars ($32,925.22) each. (Rent is based on $19.10 psf per year).

Each monthly Installment referred to above shall be referred herein as a "Monthly Installment." Each reference to such time shall be defined within its proper context as set forth herein above. Subtenant shall pay each Monthly Installment to Sublandlord at 1900 East Golf Road, Suite 1200, Schaumburg, Illinois 60173.

3.   ADDITIONAL RENT

     Section 3 of the Lease will not be applicable to this Sublease.

4.   SERVICES

     Section 4 of the Lease shall be applicable to this Sublease.

5.   CONSTRUCTION AND ACCEPTANCE OF PREMISES

     Section 5 of the Lease shall not be applicable to this Sublease.

6.   USE

     Section 6 of the Lease shall be applicable to this Sublease.

7.   REPAIRS

     Section 7 of the Lease shall be applicable to this Sublease.

8.   TENANT ALTERATIONS

     Section 8 of the Lease shall be applicable to this Sublease.

9.   COVENANT AGAINST LIENS

     Section 9 of the Lease shall be applicable to this Sublease.

10.  WAIVER OF CLAIMS

     Section 10 of the Lease shall be applicable to this Sublease.

11.  PARKING AREA

     Section 11 of the Lease shall be applicable to this Sublease.

12.  RIGHTS RESERVED BY LANDLORD

     Section 12 of the Lease shall be applicable to this Sublease.

13.  TENANT COVENANTS

     Section 13 of the Lease shall be applicable to this Sublease.

14.  UTILITY SERVICES AND MAINTENANCE

     Section 14 of the Lease shall be applicable to this Sublease.

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15.  QUITE ENJOYMENT

     Section 15 of the Lease will not be applicable to this Sublease, instead Paragraph 33 H, will be applicable to this Sublease.

16.  INDEMNITY

     Section 16 of the Lease will not be applicable to this Sublease, instead Paragraph 33 C, will be applicable to this Sublease.

17.  INSURANCE

     Section 17 of the Lease shall be applicable to this Sublease.

18.  ASSIGNMENT AND SUBLETTING

     Section 18 of the Lease will not be applicable to this Sublease, except for Paragraphs E and G of Section 18 of the Lease.

19.  FIRE AND CASUALTY

     Section 19 of the Lease shall be applicable to this Sublease.

20.  MUTUAL WAIVER OF SUBROGATION RIGHTS

     Section 20 of the Lease shall be applicable to this Sublease.

21.  EMINENT DOMAIN

     Section 21 of the Lease shall be applicable to this Sublease.

22.  DEFAULTS

     Section 22 of the Lease shall be applicable to this Sublease except that Sublandlord shall not attempt to take possession of the Premises without due process of law.

23.  SURRENDER OF POSSESSION

     Section 23 of the Lease shall be applicable to this Sublease

24.  HOLDING OVER

     Section 24 of the Lease shall be applicable to this Sublease.

25.  BROKERAGE

     The only Real Estate Broker involved in this transaction is Julien J. Studley, Inc. Sublandlord agrees to pay leasing commissions to Julien J. Studley, Inc. pursuant to a separate agreement.

26.  SUBORDINATION

     Section 26 of the Lease shall be applicable to this Sublease.

27.  ESTOPPEL CERTIFICATE

     Section 27 of the Lease shall be applicable to this Sublease.

28.  NOTICE AND CONSENTS

     Section 28 of the Lease shall be applicable to this Sublease except that notice shall also be sent to the following addresses:

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
     SUBLANDLORD:   Ebix.com, Inc.                SUBTENANT:     Pepsi-Cola General Bottlers, Inc.
                    1900 East Golf Road                          3501 Algonquin Road
                    Suite 1200                                   Suite 700
                    Schaumburg, Illinois 60173                   Rolling Meadows, Illinois 60008
                    Attn: Richard J. Baum                        Attn: Legal Department

29.  AMERICANS WITH DISABILITIES ACT

     Section 29 of the Lease shall be applicable to this Sublease.

30.  CANCELLATION OPTION

     Section 30 of the Lease shall be applicable to this Sublease except for A) Sublandlord will obtain Subtenant's consent which consent may be withheld for any reason to exercise either of Sublandlord's cancellation options pursuant to Section 30 of the Lease; B) Subtenant may, within its sole discretion, direct Sublandlord to exercise either of said cancellation options provided Subtenant gives Sublandlord 60 days prior written notice prior to the date Sublandlord has to exercise its termination option notice, payment of the Subtenant's portion of the Cancellation Fee is to accompany the notice from Subtenant; and; C) If the Lease is terminated by the Sublandlord at Subtenant's direction, Subtenant shall pay to Sublandlord fifty percent (50%) of the First Cancellation Fee or Second Cancellation Fee, as applicable, as such terms are defined in Section 30 the Lease.

31.  MISCELLANEOUS

     Section 31 of the Lease shall be applicable to this Sublease, except that Subtenant shall have no liability to Landlord or Sublandlord under the "Old Lease" as such term is defined in the Lease.

32.  EXCULPATORY CLAUSE

     Section 32 of the Lease shall be applicable to this Sublease.

33.  IN GENERAL

     A. SUBLANDLORD PREMISES. Sublandlord's use and possession of the Sublandlord Premises shall not in anyway interfere with Subtenant's use, possession and engagement of the remainder of the Premises. Sublandlord shall surrender the Sublandlord Premises in accordance with the tenant obligations of Section 23 of the Lease. If Sublandlord does not vacate by June 1, 2000, Sublandlord will pay Subtenant a penalty equal to One Hundred Fifty percent (150%) the Subtenant's gross rental rate (set forth in Section 2(l)) for each day it occupies the premises beyond June 1, 2000. Should Sublandlord not receive Landlord approval for its new sublease, the date to vacate the Premises, the date Subtenant shall be obligated to begin paying rent and the Incentive Rent deadline shall be extended to July 1st, 2000.

     B. LANDLORD/TENANT OBLIGATIONS. As between Landlord and Subtenant, Subtenant agrees to assume each and every one of the obligations of Tenant under the lease except where stated in this Sublease agreement. As between Sublandlord and Subtenant, when this Sublease provides that a section of the Lease shall be applicable hereto, it shall be deemed to mean that the Sublandlord shall have the rights and obligations of the Landlord and the Subtenant shall have the rights and obligations of the Tenant under that particular section of the Lease. When this Sublease provides that a section of the Lease shall not be applicable hereto, it shall be deemed to mean that Sublandlord will retain the rights and obligations of Tenant under that particular section of the Lease, and Subtenant shall not have the rights or obligations of the Tenant under that particular section of the Lease.

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     C.   INDEMNIFICATION. Sublandlord shall defend, indemnify and hold
          Subtenant harmless from claims by Landlord arising from Subtenant's assumption of Sublandlord's obligations as Tenant under the Lease, to the extent that Sublandlord has retained the rights and obligations of Tenant under the Lease and such rights and obligations have not been given to Subtenant by this Sublease, and from all reasonable costs, attorneys' fees, expenses and liabilities incurred as a result of any such claim. Notwithstanding the foregoing, Sublandlord shall have no obligation to defend, indemnify or hold Subtenant harmless from any claims arising from the negligence or intentional acts of Subtenant, its employees, or contractors. Subtenant shall defend, indemnify and hold Sublandlord harmless from any claims arising from any breach or default in the performance of this Sublease by Subtenant and from all reasonable costs, attorneys' fees, expenses and liabilities incurred as a result of an such claim.

     D. PERSONAL PROPERTY. Sublandlord warrants to Subtenant that is has proper title and claim to each item of personal property listed as Exhibit C attached hereto (all items listed thereon are collectively referred to as the "Personal Property"). Sublandlord shall leave each item of Personal Property in or upon the Premises. All such items of Personal Property remaining in or upon the Premises after the Premises is tendered to Subtenant for purposes of possession pursuant to this Sublease shall become the exclusive property of Subtenant concurrently with Sublandlord's tender of the Premises to Subtenant. Prior to the Commencement Date, Subtenant shall perform a walk-through of the Premises and identify any items of personal property it wants Sublandlord to remove. Sublandlord shall remove all items of furniture, equipment, and other personal property, which are not referenced at Exhibit C or are requested by Subtenant for removal. Sublandlord agrees to leave the Premises in a condition reasonably similar to that condition existing when Subtenant performs its walk-through, reasonable wear and tear from the move excepted.

     E. DEFINITIONS. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Lease. The terms "hereof," "herein," "hereunder," "hereby," "hereto" and similar words shall be deemed to refer to this Sublease and not to any particular provision or Section of this Sublease. The headings of sections are for convenience only and do not limit, expand, or construe the contents of the sections. Unless otherwise specifically stated, all references to "Sections" shall mean sections of this Sublease.

     F. WAIVER OF TRIAL BY JURY. The parties hereto hereby waive trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other in connection with any dispute arising under this Sublease.

     G. COUNTERPARTS. This Sublease may be executed in any number of counterparts, any or all of which may contain the signature of only one of the parties, and all of which shall be construed together as a single instrument.

     H. RIGHT OF QUIET ENJOYMENT. If and so long as Subtenant shall pay the rent reserved under this Sublease whenever the same shall become due and shall keep all of the covenants and agreements required by it to be kept during the term of this Sublease and shall perform all of its other obligations hereunder, Sublandlord shall not voluntarily take any action (including, without limitation, granting any express right to any other subtenant of Sublandlord) that results in the deprivation of the peaceful and quiet occupation and enjoyment of the Sublease Premises by Subtenant upon, and subject to, the terms of this Sublease; provided, that nothing contained in this Section 30 shall limit Sublandlord from exercising any rights of Sublandlord reserved hereunder or under the Lease.

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


IN WITNESS WHEREOF, this Sublease was executed as of the date first above written.

AGREED:

SUBLANDLORD                             SUBTENANT

By: /s/ Richard J. Baum                 By: /s/ Martin M. Ellen
   ---------------------------             ---------------------------
        Richard J. Baum                         Martin M. Ellen
   ---------------------------
Title:    CFO
      ------------------------          Title:    Senior Vice President and
                                                  Chief Financial Officer

Date:     4/20/00                       Date:     April 10, 2000
     -------------------------

STATE OF ILLINOIS   )
                    ) ss.
COUNTY OF COOK      )

The foregoing instrument was acknowledged before me this 10th day of April, 2000 on behalf of Pepsi-Cola General Bottlers, Inc.

[NOTARIAL SEAL]                    /s/ Barbara Stoga
                                   -----------------------------
                                   NORARY PUBLIC


STATE OF ILLINOIS   )
                    ) ss.
COUNTY OF COOK      )

The foregoing instrument was acknowledged before me this 20th day of April, 2000 on behalf of Ebix.com, Inc.

[NOTARIAL SEAL]                    /s/ Barbara Stoga
                                   -----------------------------
                                   NORARY PUBLIC


                                                         EBIX.COM, INC. SUBLEASE
                                                                  EXECUTION COPY

                  Exhibit A to Sublease dated April 20th, 2000 between -Ebix.Com, Inc. (Sublandlord) & Pepsi-Cola General Bottlers, Inc.
                                   (Subtenant)

                                   FLOOR PLAN





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